UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 28, 2013
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Note Offering

On March 28, 2013, CAL Funding II Limited (“CAL”), a wholly-owned indirect subsidiary of CAI International, Inc. (the “Company”), issued $229 million aggregate principal amount of 3.35% Series 2013-1 Fixed Rate Asset-Backed Notes (the “Notes”) pursuant to a Note Purchase Agreement among CAL, Container Applications Limited (“CAL”), Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc.  The net proceeds of the Notes were used to repay part of the borrowings under the Company’s senior secured revolving credit facility and to prepay part of the existing loan balance under the Company’s fixed rate term loan with ING Bank N.V. and various other participating lending institutions.

The terms of the Notes are governed by an Indenture, dated October 18, 2012, between CAL and Wells Fargo Bank, National Association, as trustee, as supplemented by the Series 2013-1 Supplement to the Indenture, dated March 28, 2013 (the “Supplement”).  Principal and interest on the Notes is payable monthly commencing on April 25, 2013, with the Notes maturing in March 2028, subject to mandatory prepayments and acceleration under certain circumstances.  The Notes are secured by a first priority security interest on all of the assets of CAL.

The transaction documents contain customary affirmative and negative covenants, representations and warranties, indemnification provisions and events of default, which are subject to certain conditions and exceptions.

The Notes were offered within the United States only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), to persons outside of the United States in compliance with Regulation S under the Securities Act, and to other institutional accredited investors as defined in Rule 501 of Regulation D under the Securities Act.  The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction.

The foregoing description of the Note Purchase Agreement and the Supplement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of these documents, which are attached hereto as Exhibits 4.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Fourth Amendment to ING Term Loan

On March 28, 2013, CAL and the Company entered into a Fourth Amendment to the Term Loan Agreement (“Fourth Amendment”), by and among CAL, the Company, the other guarantors listed on the signature pages thereto, the lending institutions from time to time listed on the signature pages thereto,  and ING Bank N.V., to amend certain provisions of the Term Loan Agreement, dated December 20, 2010 (as amended  on March 11, 2011, April 12, 2012 and August 31, 2012, the “ING Facility”).   Among other things, the Fourth Amendment amends the ING Facility to (i) document a reduction of the outstanding principal balance under the ING Facility from $249,000,000 to $125,000,000 accomplished through the prepayment of approximately $124,000,000 by CAL, (ii) reduce the interest rate on the remaining loan balance from LIBOR plus 3.00% to LIBOR plus 2.25% and (iii) further revise certain of the covenants under the ING Facility to provide CAL with increased flexibility.

The foregoing description of the Fourth Amendment does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the document which is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

4.1	Series 2013-1 Supplement, dated March 28, 2013, to Indenture dated October 18, 2012, between CAL Funding II Limited and Wells Fargo Bank, National Association.

99.1
Note Purchase Agreement, dated March 21, 2013, among CAL Funding II Limited, Container Applications Limited, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc.

99.2
Fourth Amendment to the Term Loan Agreement, dated March 28, 2013, among Container Applications Limited, CAI International, Inc., the other guarantors listed on the signature pages thereto, the lending institutions listed on the signature pages thereto, and ING Bank N.V.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 3, 2013	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Series 2013-1 Supplement, dated March 28, 2013, to Indenture dated October 18, 2012, between CAL Funding II Limited and Wells Fargo Bank, National Association.

99.1
Note Purchase Agreement, dated March 21, 2013, among CAL Funding II Limited, Container Applications Limited, Wells Fargo Securities, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Santander Investment Securities Inc.

99.2
Fourth Amendment to the Term Loan Agreement, dated March 28, 2013, among Container Applications Limited, CAI International, Inc., the other guarantors listed on the signature pages thereto, the lending institutions listed on the signature pages thereto, and ING Bank N.V.